Contact:
Richard Sawchak
Paradigm Solutions Corporation
Tel: (240) 283-3404

For Immediate Release

Paradigm Holdings Provides Business Update and
Reports Financial Results for the First Quarter of 2009

Rockville, Maryland – May 14, 2009 – Paradigm Holdings, Inc. (OTCBB: PDHO) (“Paradigm” or the “Company”), a provider of comprehensive information technology and business solutions for federal government enterprises, today provided an update for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights:

➢	Revenues of $7.7 million
➢	Gross profit of $1.5 million with gross margin expansion of 25 basis points to 20%
➢	EBITDA of $0.2 million
➢	Net loss of $0.03 per share

Peter B. LaMontagne, Paradigm President and CEO, stated, “We continue to focus on higher-margin national and homeland security contracts which has once again resulted in increases in our gross margin percentage. We are disappointed that we have not yet attained overall revenue growth, but we believe our new business development efforts are yielding results as our book-to-bill ratio for the quarter was 0.9x, allowing us to maintain our total backlog of approximately $68 million.  While we strive for a book-to-bill over 1.0x, our recent performance is among the highest since Paradigm’s transition to Full and Open competition.”

We believe more strongly than ever that our vision of becoming a leading provider of specialized cyber security services is the right one, and we will continue to target our efforts toward expanding our capabilities within cyber initiative areas such as intrusion detection, cyber forensics, cyber policy development and critical infrastructure protection, concluded Mr. LaMontagne.“

Richard Sawchak, Chief Financial Officer, stated, “As we continue to implement our strategy and tighten our focus on specific agencies and contracts, we will continue to seek out further efficiencies to increase gross margins and streamline expenses in order to improve our profitability and increase positive cash flows.”

The Company’s EBITDA was $0.2 million during the quarter ended March 31, 2009, as compared to approximately $0.5 million for the same period of 2008. The Company defines EBITDA as earnings before interest, taxes, changes in the fair value of put warrants, depreciation and amortization, stock compensation and restructuring expenses which include the basket allowed under our senior credit facility and other actual restructuring costs. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net loss for the three months ended March 31, 2009 and 2008.

	Quarter Ended March 31
	2009	2008
Net Loss	$(627,679)	$(237,488)

Adjustments:
Income Tax Benefit	(74,294)	(81,447)
Interest Expense, net	349,819
Change in Fair Value of Put Warrants	42,891	--
Depreciation & Amortization	112,379	178,436
Stock Compensation	161,468	140,031
Restructuring Expenses	250,000	250,000

EBITDA	$214,584	$514,518

Revenue for the first quarter of 2009 was $7.7 million, compared to $10.8 million for the first quarter of 2008. The decline in revenue for the three months is attributable to a decrease in federal repair and maintenance services and the completion of certain small business set-aside programs in the second quarter of 2008. Net loss for the first quarter of 2009 was $627,679 or $0.03 per share versus a net loss of $237,488 or $0.01 per share in the first quarter of 2008. The increase in net loss for the three months is attributable to the decrease in revenue, certain one-time items, interest expenses and changes in the fair value of put warrants.

During the quarter ended March 31, 2009, Paradigm completed a $6.2 million private placement of preferred stock and warrants.  The private placement consisted of 6,206 shares of Series A-1 Senior Preferred Stock, Class A Warrants to purchase up to an aggregate of approximately 79.6 million shares of common stock with an exercise price equal to $0.0780 per share, and Class B Warrants to purchase up to an aggregate of approximately 69.1 million shares of common stock at an exercise price of $0.0858 per share to a group of investors led by Hale Capital Partners LP.  Among the use of proceeds, $2.1 million was used to pay off the promissory note issued in connection with the Company’s acquisition of Trinity IMS, Inc., we paid fees and transaction costs of approximately $1.0 million and we used the remaining $3.1 million to pay down debt and for general working capital purposes.  The Company had approximately $4.0 million outstanding on its line of credit with Silicon Valley Bank as of March 31, 2009.

For additional details, please refer to the Company’s quarterly report on Form 10-Q as filed with the SEC.

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a provider of information technology (IT) and business solutions for U.S. Federal Government enterprises. Paradigm specializes in comprehensive information assurance solutions involving cyber security and forensics as well as continuity of operations and disaster recovery planning.  The Company also provides systems engineering and IT infrastructure support solutions.  Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Paradigm assumes no obligation to update the information contained in this press release. Future results for Paradigm may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm specific risks and uncertainties please refer to recent SEC filings for Paradigm, which are available at www.sec.gov.

The securities sold in the private placement have not yet been registered under the Securities Act, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

(tables follow)

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$--	$52,257
Accounts receivable — contracts, net	6,704,173	6,920,768
Prepaid expenses	919,206	1,033,837
Prepaid corporate income taxes	46,320	47,092
Deferred income tax assets	28,247	60,269
Other current assets	378,624	554,610
Total current assets	8,076,570	8,668,833
Property and equipment, net	162,051	183,612
Goodwill	3,991,605	3,991,605
Intangible assets, net	1,157,773	1,244,591
Deferred financing costs, net	1,008,780	--
Deferred income tax assets, net of current portion	318,862	211,326
Other non-current assets	128,918	172,029
Total Assets	$14,844,559	$14,471,996
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft	$411,413	$--
Note payable — line of credit	4,019,658	5,949,983
Note payable — promissory note	--	2,000,000
Capital leases payable, current portion	--	1,578
Accounts payable and accrued expenses	1,893,681	3,498,690
Accrued salaries and related liabilities	1,327,042	1,474,133
Mandatorily redeemable preferred stock, current portion	50,000	--
Other current liabilities	170,210	227,200
Total current liabilities	7,872,004	13,151,584
Long-term liabilities
Other non-current liabilities	165,530	183,870
Mandatorily redeemable preferred stock - $.01 par value, 10,000,000 shares authorized, 6,206 shares issued and outstanding as of March 31, 2009	4,324,077	--
Put warrants	1,971,058	--
Total liabilities	14,332,669	13,335,454
Commitments and contingencies
Convertible preferred stock - $.01 par value, 10,000,000 shares authorized, 0 and 1,800shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively. Each share of convertible preferred stock has a liquidation preference of $0.01 per share plus all accrued but unpaid dividends	--	18
Common stock - $.01 par value, 50,000,000 shares authorized, 40,943,027 shares and 19,148,153 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	409,431	191,482
Additional paid-in capital	3,000,496	3,215,400
Accumulated deficit	(2,898,037)	(2,270,358)
Total stockholders’ equity	511,890	1,136,542
Total liabilities and stockholders’ equity	$14,844,559	$14,471,996

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Contract Revenue
Service contracts	$5,578,538	$7,046,526
Repair and maintenance contracts	2,129,087	3,750,372
Total contract revenue	7,707,625	10,796,898
Cost of revenue
Service contracts	4,318,086	5,476,142
Repair and maintenance contracts	1,868,484	3,217,550
Total cost of revenue	6,186,570	8,693,692
Gross margin	1,521,055	2,103,206
Selling, general and administrative	1,830,318	2,157,155
Loss from operations	(309,263)	(53,949)
Other income (expense)
Interest income	4	624
Change in fair value of put warrants	(42,891)	--
Interest expense – mandatorily redeemable preferred stock	(133,276)	--
Interest expense	(216,547)	(265,610)
Total other expense	(392,710)	(264,986)
Loss from operations before income taxes	(701,973)	(318,935)
Benefit for income taxes	(74,294)	(81,447)
Net loss	(627,679)	(237,488)
Dividends on preferred stock	78,870	45,000
Net loss attributable to common shareholders	$(706,549)	$(282,488)

Weighted average number of common shares:
Basic	26,413,111	19,148,153
Diluted	26,413,111	19,148,153

Basic and diluted net loss per common share	$(0.03)	$(0.01)